EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Interpublic Group of Companies, Inc. (the “Company”), does hereby certify, to such officer's knowledge, that:
The quarterly report on Form 10-Q for the quarter ended September 30, 2019 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael I. Roth
Michael I. Roth
Chairman and Chief Executive Officer
Dated: October 25, 2019

/s/ Frank Mergenthaler
Frank Mergenthaler
Executive Vice President and Chief Financial Officer
Dated: October 25, 2019